As filed with the Securities and Exchange Commission
                            on December 29, 2000

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                               THE CIT GROUP, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                              13-2994534
------------------------------                              ------------------
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

              1211 Avenue of the Americas, New York, New York 10036
            --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                   THE CIT GROUP, INC. SAVINGS INCENTIVE PLAN
                -------------------------------------------------
                            (Full Title of the Plan)

                              Ernest D. Stein, Esq.
                   Executive Vice President & General Counsel
                               The CIT Group, Inc.
                           1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 536-1390
          ------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                             Please send copies to:
                                Andre Weiss, Esq.
                            Schulte Roth & Zabel LLP
                                900 Third Avenue
                            New York, New York 10022

                        CALCULATION OF REGISTRATION FEE
================================================================================

  Title of                        Proposed
Securities to   Amount to be       Maximum     Proposed Maximum     Amount of
be Registered    Registered    Offering Price      Aggregate       Registration
     (1)           (1)(2)       Per Share(3)   Offering Price(3)       Fee
-------------   ------------   --------------  -----------------   ------------

Common Stock,     1,000,000        $19.69         $19,690,000        $4,922.50
$.01 par value    shares
per share

================================================================================
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein, The CIT Group, Inc. Savings Incentive Plan (the "Plan").

(2) Also registered under this Registration Statement are such additional number of shares of common stock ("Common Stock") of The CIT Group, Inc. (the "Registrant"), presently undeterminable, as may be necessary as a result of any stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 416 under the Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act, and based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 26, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            The documents containing the information required by Part I of Form S-8 will be delivered to participants in the Plan, as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus covering securities that have been registered under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents By Reference.

            The Securities and Exchange Commission (the "SEC") allows the Registrant and the Plan to "incorporate by reference" information that they file with the SEC. This means they can disclose information to investors by referring investors to those documents. The information incorporated by reference is an important part of this Registration Statement. The most recent information the Registrant and/or the Plan files with the SEC automatically updates and supersedes older information. The Registrant has previously filed the following documents with the SEC, and the Registrant and the Plan incorporate them by reference into this Registration Statement:

            1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the SEC on March 28, 2000, as amended by the Registrant's reports on Form 10-K/A, filed with the SEC on March 29, 2000 and March 30, 2000;

            2. The Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2000, filed with the SEC on May 15, 2000; for the quarter ended June 30, 2000, filed with the SEC on August 14, 2000; and for the quarter ended September 30, 2000, filed with the SEC on November 14, 2000;

            3. The Registrant's Current Reports on Form 8-K dated February 3, 2000, filed with the SEC on February 7, 2000; dated April 27, 2000, filed with the SEC on May 3, 2000; dated June 6, 2000, filed with the SEC on June 14, 2000; dated July 27, 2000, filed with the SEC on July 28, 2000; dated October 26, 2000, filed with the SEC on November 3, 2000; dated November 2, 2000, filed with the SEC on November 3, 2000; dated November 7, 2000, filed with the SEC on November 7, 2000; and dated December 1, 2000, filed with the SEC on December 1, 2000; and on Form 8-K/A dated November 15, 1999, filed with the SEC on January 31, 2000.

            4. The description of the Common Stock contained in the Registrant's registration statement on Form S-3 (File No. 333-86395), filed with the SEC on September 1, 1999, as amended by Amendment No. 1, filed with the SEC on November 10, 1999, and any amendment or report filed for the purpose of further updating this description. This description of the Common Stock is incorporated by reference into the Registrant's registration statement on Form 8-A, Amendment No. 2, filed with the SEC on November 12, 1999 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Registrant and the Plan also incorporate by reference all documents that the Registrant and/or the Plan files under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the Registrant and the Plan file a post-effective amendment that indicates they have sold all securities offered or that deregisters all securities that remain unsold.

Item 4.     Description of Securities.

            Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

            The legality of the issuance of the securities being registered by this Registration Statement is being passed upon by Schulte Roth & Zabel LLP, counsel for the Registrant. Paul N. Roth, a director of the Registrant, is a partner at Schulte Roth & Zabel LLP.

Item 6.     Indemnification of Directors and Officers.

            Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

            Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

            Section 145 further provides that: (i) to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; and
(ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. In addition,
Section 145 empowers the corporation to purchase and maintain insurance on behalf of any person acting in any of the capacities set forth in the second preceding paragraph against any liability asserted against the person or incurred by the person in any such capacity or arising out of the person's status as such whether or not the corporation would have the power to indemnify the person against the liabilities under Section 145.

            Article X of the Registrant's By-laws provides, in effect, that in addition to any rights afforded to a director, officer, employee or agent of the Registrant by contract or operation of law, the Registrant may indemnify any person who is or was a director, officer, employee or agent of the Registrant, or of any other corporation which the person served at the request of the Registrant, against any and all liability and reasonable expenses incurred by the person in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the Registrant or such other corporation or otherwise), civil or criminal, in which the person may have become involved, as a party or otherwise, by reason of the person's being or having been such director, officer, employee or agent of the Registrant or such other corporation, whether or not the person continues to serve in such capacity at the time such liability or expense is incurred, provided that the person acted in good faith and in what the person reasonably believed to be the best interests of the Registrant or such other corporation and, in connection with any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

            Article X further provides that any person who is or was a director, officer, employee or agent of the Registrant or any direct or indirect wholly-owned subsidiary of the Registrant shall be entitled to indemnification as a matter of right if the person has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the type described in the foregoing paragraph.

            In addition, the Registrant maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies with aggregate limits of $105,000,000. The risks covered by such policies include liabilities under the Securities Act.

Item 7.     Exemption from Registration Claimed.

            Not Applicable.

Item 8.     Exhibits.

            The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit
Number      Document
-------     ---------

   4 The CIT Group, Inc. Savings Incentive Plan as amended and restated effective as of January 1, 2001.

   5        Opinion of Schulte Roth & Zabel LLP.

  23.1      Consent of KPMG LLP.

  23.2      Consent of Schulte Roth & Zabel LLP (included in Exhibit 5).

  24        Powers of Attorney.

            The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service

("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.     Undertakings.

            (a)   The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of December, 2000.

                                    THE CIT GROUP, INC.

                                    By: /s/ Ernest D. Stein
                                        -----------------------------
                                        Ernest D. Stein
                                        Executive Vice President
                                        & General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on this 29th day of December, 2000.

                                              *By: /s/ Ernest D. Stein
                                                   ---------------------------
                                                   Ernest D. Stein
                                                   Attorney-in-Fact

Signature and Title

/s/ Albert R. Gamper, Jr.*
------------------------------
Albert R. Gamper, Jr.
Chairman, President, Chief Executive Officer
and Director (principal executive officer)

/s/ Joseph M. Leone*
------------------------------
Joseph M. Leone
Executive Vice President and
Chief Financial Officer
(principal financial and accounting officer)

/s/ Daniel P. Amos*
------------------------------
Daniel P. Amos
Director

/s/ John S. Chen*
------------------------------
John S. Chen
Director

/s/ Anthea Disney*
------------------------------
Anthea Disney
Director

/s/ William A. Farlinger*
------------------------------
William A. Farlinger
Director

/s/ Guy Hands*
------------------------------
Guy Hands
Director

/s/ Hon. Thomas H. Kean*
------------------------------
Hon. Thomas H. Kean
Director

/s/ Paul Morton*
------------------------------
Paul Morton
Director

/s/ Takatsugu Murai*
------------------------------
Takatsugu Murai
Director

/s/ William M. O'Grady*
------------------------------
William M. O'Grady
Director

/s/ Paul N. Roth*
------------------------------
Paul N. Roth
Director

/s/ Peter J. Tobin*
------------------------------
Peter J. Tobin
Director

/s/ Keiji Torii*
------------------------------
Keiji Torii
Director

/s/ Theodore V. Wells, Jr.*
------------------------------
Theodore V. Wells, Jr.
Director

/s/ Alan F. White*
------------------------------
Alan F. White
Director

            Original powers of attorney authorizing Albert R. Gamper, Jr., Ernest D. Stein and James P. Shanahan and each of them to sign this Registration Statement and amendments hereto on behalf of the directors and officers of the Registrant indicated above are held by the Registrant and available for examination pursuant to Item 302(b) of Regulation S-T.

            Pursuant to the requirements of the Securities Act of 1933, the Company's Employee Benefit Plans Committee, as administrator of The CIT Group, Inc. Savings Incentive Plan, has duly caused this Registration Statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 19th day of December, 2000.

                                  THE CIT GROUP, INC.
                                  SAVINGS INCENTIVE PLAN

                                  By: /s/ Susan P. Mitchell
                                      ---------------------------------------
                                      Name:  Susan P. Mitchell
                                      Title: Member of Employee Benefit Plans
                                             Committee, as Plan Administrator

                                  EXHIBIT INDEX

Exhibit
Number      Exhibit
--------    -------

   4 The CIT Group, Inc. Savings Incentive Plan, as amended and restated effective as of January 1, 2001.

   5        Opinion of Schulte Roth & Zabel LLP.

  23.1      Consent of KPMG LLP.

  23.2      Consent of Schulte Roth & Zabel LLP (included in Exhibit 5).

  24        Powers of Attorney.